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                                                                     EXHIBIT 5.1

                               HALE AND DORR LLP
                               COUNSELLORS AT LAW

                  60 State Street, Boston, Massachusetts 02109

                         617-526-6000 - fax 617-526-5000




                                                              June 1, 1998

International Integration Incorporated
101 Main Street
Cambridge, MA  02142



         Re: REGISTRATION STATEMENT ON FORM S-1

Ladies and Gentlemen:

         This opinion is furnished to you in connection with a Registration Statement on Form S-1 (File No. 333-50889) (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of 2,875,000 shares of Common Stock, $0.01 par value per share (the "Shares") of International Integration Incorporated, a Delaware corporation (the "Company"), including 375,000 shares subject to an over-allotment option granted by the Company and by certain selling stockholders (the "Selling Stockholders").

         The Shares are to be sold by the Company and the Selling Stockholders pursuant to an underwriting agreement (the "Underwriting Agreement") to be entered into by and among the Company and the Selling Stockholders and Morgan Stanley & Co. Incorporated, BT Alex. Brown Incorporated and UBS Securities LLC, as representatives of the several underwriters named in the Underwriting Agreement, the form of which has been filed as Exhibit 1.1 to the Registration Statement.

         We are acting as counsel for the Company in connection with the offer and sale by the Company and the Selling Stockholders of the Shares. We have examined signed copies of the Registration Statement as filed with the Commission. We have also examined and relied upon the Underwriting Agreement, minutes of meetings of the stockholders and the Board of Directors of the Company as provided to us by the Company, stock record books of the Company as provided to us by the Company, the Certificate of Incorporation and By-laws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.




Washington, DC                     Boston, MA                        London, UK*
--------------------------------------------------------------------------------
              HALE AND DORR LLP INCLUDES PROFESSIONAL CORPORATIONS
  *BROBECK HALE AND DORR INTERNATIONAL (AN INDEPENDENT JOINT VENTURE LAW FIRM)

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International Integration Incorporated
June 1, 1998
Page 2

         In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

         We assume that the appropriate action will be taken, prior to the offer and sale of the Shares in accordance with the Underwriting Agreement, to register and qualify the Shares for sale under all applicable state securities or "blue sky" laws.

         We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the Commonwealth of Massachusetts, the Delaware General Corporation Law statute and the federal laws of the United States of America.

         Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and, when the Shares are issued and sold by the Company or sold by the Selling Stockholders in accordance with the terms and conditions of the Underwriting Agreement, the Shares will be validly issued, fully paid and nonassessable.

         It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

         Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

         This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments that might affect any matters or opinions set forth herein.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of our name therein and in the related Prospectus under the caption "Legal Matters."

         Peter B. Tarr, a partner in this firm, is Secretary of the Company.


                                                Very truly yours,


                                                /s/ HALE AND DORR LLP

                                                HALE AND DORR LLP